Exhibit 10.25

Amendment No. 1

Employment Agreement

July 1, 2020

This Amendment No. 1 is made to the employment agreement (the “Agreement”) by and between Autoliv Inc., a Delaware corporation (the “Company”), and Jordi Lombarte (the “Executive”), that was made and entered into on March 21, 2018.

1.
Section 2 of the Agreement is amended and replaced with the following:

Employment. The Executive is hereby employed on the Effective Date as the Chief Technology Officer of the Company. In this capacity, the Executive shall have the duties, responsibilities and authority commensurate with such position as shall be assigned to him by the Chief Executive Officer and President of Autoliv Inc. (the “Chief Executive Officer”).

The principal workplace for the Executive shall be Auburn Hills, Michigan USA until no later than December 31, 2021. The Company and the Executive have agreed that the principal workplace of the Executive shall be Stockholm, Sweden beginning sometime in 2021, following the relocation from Auburn Hills, Michigan, USA. The Company will provide the required support for the relocation of the Executive to Sweden.

2.
Section 7 (Temporary Benefits) of the Agreement is amended and replaced with the following:

Temporary Benefits. The Executive will be provided a bi-weekly housing allowance of $3.291.48 until the sooner of Executive’s relocation to Sweden or February 28, 2021. Economy class commercial airfare for the Executive and his family may be charged directly to the Company through the Company’s corporate travel agent for one round-trip journey to Spain from the USA in 2020.

3.
The parties expressly agree that the amendment to Section 2 of the Agreement does not constitute a Good Reason, as defined in Article 10(c)(iii) of the Agreement, upon signing this Amendment No. 1 to the Agreement.

4.
All other terms and conditions of the Employment Agreement remain unchanged and in full effect.

IN WITNESS WHEREOF this Amendment No. 1 has been executed the day and year first above written.

AUTOLIV INC.

Exhibit 10.25

…………………………………….. …………………………….. Mikael Bratt Jordi Lombarte

President and Chief Executive Officer